Exhibit 10.21

FIRST AMENDMENT TO THE AMENDED AND RESTATED

REALOGY CORPORATION

OFFICER DEFERRED COMPENSATION PLAN

WHEREAS Realogy Corporation (hereinafter called the “Company”) maintains the Realogy Corporation Officer Deferred Compensation Plan (hereinafter called the “Plan”), amended and restated effective as of January 1, 2008, for the benefit of the Company’s Officers who are eligible to participate therein;

WHEREAS the Company desires to amend the Plan to allow participants to revoke their current distribution election on file and make a new unifying election for their entire account balance to be distributed in April of 2009;

WHEREAS subsection 9.1 of the Plan permits the Company to amend the Plan at anytime.

NOW, THEREFORE, the Plan is hereby amended effective December 19, 2008, in the following particular:

By adding the following to the as new final paragraph of section 7.1:

“In accordance with Section 409A of the Code and the regulations thereunder, prior to December 31, 2008, each Participant currently employed with the Company shall have the opportunity to revoke their current election on file and make a new distribution election which will apply to their Account balance. Amounts previously scheduled to be distributed in the 2008 calendar year cannot be modified and are not eligible for this special unifying election. Furthermore, amounts previously scheduled to be paid after the 2008 calendar year cannot be modified to be paid during the 2008 calendar year, but can be modified to be paid in April of calendar year 2009 in a single lump sum. The Committee, in its sole discretion, shall establish procedures to implement this special election process consistent with the requirements of Section 409A of the Code and the regulations thereunder.”

IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, the Company has caused the same to be executed by its duly authorized officer this 23rd day of December, 2008.

ATTEST:	REALOGY CORPORATION

/s/ Michael Consentino	By:	/s/ Marie R. Armenio
	Print Name:	Marie R. Armenio
	Title:	SVP, Human Resources